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                                                                    Exhibit 3(k)
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                             OF CANTEL MEDICAL CORP.

                    -----------------------------------------

                    Adopted in accordance with the provisions
                          of Section 242 of the General
                    Corporation Law of the State of Delaware
                    -----------------------------------------







         We, James P. Reilly, President, and Darwin C. Dornbush, Secretary of Cantel Medical Corp., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST:      That the Certificate of Incorporation of said corporation
has been amended as follows:

               By striking out Article THIRTEENTH, as it now exists and inserting in lieu and instead thereof the following:

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               "THIRTEENTH: The Corporation shall, to the fullest extent
         permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise."

         SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon at a meeting of holders of common stock.

         IN WITNESS WHEREOF, we have signed this Certificate this 6th day of September, 2001.

                                          CANTEL MEDICAL CORP.



                                          /s/ JAMES P. REILLY
                                          ------------------------------
                                          James P. Reilly, President



                                  ATTEST: /s/ DARWIN C. DORNBUSH
                                          -----------------------------
                                          Darwin C. Dornbush, Secretary